                         HEALTHCARE SERVICES GROUP, INC.
               REPORTS RESULTS FOR THE THREE AND SIX MONTHS ENDED
                       JUNE 30, 2004 AND DIVIDEND INCREASE

     o  SIX MONTH PERIOD NET INCOME UP 32% ON A 19% INCREASE IN REVENUES

     o  QUARTERLY CASH DIVIDEND RAISED 17% OVER PRIOR QUARTER PAYMENT

Bensalem, PA - July 20, 2004, Healthcare Services Group, Inc. (NASDAQ-HCSG) reported that revenues for the three months ended June 30, 2004 increased by 19% to $110,489,000 compared to $92,806,000 for the same 2003 period. Net income increased 33% for the three months ended June 30, 2004 to $3,530,000 or $.20 per basic and $.19 per diluted common share, compared to the 2003 second quarter net income of $2,661,000 or $.16 per basic and $.15 per diluted common share. The earnings per common share data has been adjusted to reflect the three-for-two stock split paid in the form of a 50% stock dividend on March 1, 2004.

         Revenues for the six months ended June 30, 2004 increased by 19% to $217,111,000 compared to $182,337,000 for the same 2003 period. Net income for the six months ended June 30, 2004 increased by 32% to $6,849,000 or $.39 per basic and $.37 per diluted common share compared to the 2003 six month period net income of $5,206,000 or $.31 per basic and $.30 per diluted common share.

         Our Board of Directors has declared a quarterly dividend of $.07 per common share, payable on August 13, 2004 to shareholders of record at the close of business July 30, 2004. This represents a 17% increase over the dividend declared for the 2004 first quarter and is the fifth consecutive quarterly dividend increase since the Company initiated a quarterly dividend payment on September 29, 2003.

Earnings Release                                                   July 20, 2004
Page 2

FORWARD LOOKING STATEMENTS/RISK FACTORS
Certain matters discussed include forward-looking statements that are subject to risks and uncertainties that could cause actual results or objectives to differ materially from those projected. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; one client accounting for approximately 21% of 2004 six month period revenues; our claims' experience related to workers' compensation and general liability insurance; the effects of changes in laws and regulations governing the industry and risk factors described in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2003 in Part I thereof under "Government Regulation of Clients", "Competition" and "Service Agreements/Collections". Many of our clients' revenues are highly contingent on Medicare and Medicaid reimbursement funding rates, which have been and continue to be adversely affected by the change in Medicare payments under the 1997 enactment of the Prospective Payment System. That change, and the lack of substantive reimbursement funding rate reform legislation, as well as other trends in the long-term care industry have resulted in certain of our clients filing for bankruptcy protection. Others may follow. Any decisions by the government to discontinue or adversely modify legislation related to reimbursement funding rates will have a material adverse affect on our clients. These factors, in addition to delays in payments from clients, have resulted in and could continue to result in significant additional bad debts in the near future. Additionally, our operating results would also be adversely affected

Earnings Release                                                   July 20, 2004
Page 3

if unexpected increases in the costs of labor and labor related costs, materials, supplies and equipment used in performing our services could not be passed on to our clients.

         In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at the various operational levels of the Company. Furthermore, we believe that its ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.

         Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and food services to long-term care and related facilities.


Company  Contacts:
Daniel P. McCartney                        Thomas Cook
Chairman and Chief Executive Officer       President and Chief Operating Officer
215-639-4274                               215-639-4274

                         HEALTHCARE SERVICES GROUP, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                               June 30, 2004          December 31, 2003
                                                              ---------------         -----------------
Cash and cash equivalents                                     $   74,727,000           $   64,181,000
Accounts receivable, net                                          54,389,000               58,145,000
Deferred income taxes                                              1,812,000                2,017,000
Other current assets                                              14,583,000               13,768,000
                                                              --------------           --------------
  Total current assets                                           145,511,000              138,111,000

Property and equipment, net                                        4,681,000                4,612,000
Notes receivable- long term, net                                   5,733,000                7,904,000
Deferred compensation funding                                      3,458,000                2,847,000
Deferred income taxes- long term                                   3,671,000                3,135,000
Other assets                                                       1,719,000                1,719,000
                                                              --------------           --------------

                                                              $  164,773,000           $  158,328,000
                                                              ==============           ==============




Accrued insurance claims- current                             $    3,202,000           $    2,979,000
Other current liabilities                                         24,873,000               21,717,000
                                                              --------------           --------------
  Total current liabilities                                       28,075,000               24,696,000

Accrued insurance claims- long term                                9,607,000                8,937,000
Deferred compensation liability                                    4,245,000                3,497,000
Stockholders' equity                                             122,846,000              121,198,000
                                                              --------------           --------------

                                                              $  164,773,000           $  158,328,000
                                                              ==============           ==============

                         HEALTHCARE SERVICES GROUP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                                    For the Six Months Ended
                                                                            June 30,
                                                                    2004               2003
                                                               -------------      -------------
Revenues                                                       $ 217,111,000      $ 182,337,000
Operating costs and expenses:
   Cost of services provided                                     190,789,000        160,327,000
   Selling, general and administrative                            15,775,000         13,873,000
Other income:
    Investment and interest income                                   500,000            390,000
                                                               -------------      -------------
Income before income taxes                                        11,047,000          8,527,000
Income taxes                                                       4,198,000          3,321,000
                                                               -------------      -------------
Net income                                                     $   6,849,000      $   5,206,000
                                                               =============      =============

Basic earnings per common share                                $         .39      $         .31
                                                               =============      =============

Diluted earnings per common share                              $         .37      $         .30
                                                               =============       ============

Cash dividends per common share                                $        .113      $          --
                                                               =============      =============
Basic weighted average number of
     common shares outstanding                                    17,483,836         16,912,637
                                                               =============      =============

Diluted weighted average number of
     common shares outstanding                                    18,452,458         17,544,844
                                                               =============      =============


Common shares and per share data adjusted to reflect the three-for-two stock split paid in the form of a 50% stock dividend on March 1, 2004

                         HEALTHCARE SERVICES GROUP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                                  For the Three Months Ended
                                                                            June 30,
                                                                    2004               2003
                                                               --------------      -------------

Revenues                                                       $  110,489,000      $  92,806,000
Operating costs and expenses:
   Cost of services provided                                       97,340,000         81,636,000
   Selling, general and administrative                              7,761,000          7,076,000
Other income:
    Investment and interest income                                    306,000            191,000
                                                               --------------      -------------
Income before income taxes                                          5,694,000          4,285,000
Income taxes                                                        2,164,000          1,624,000
                                                               --------------      -------------
Net income                                                     $    3,530,000      $   2,661,000
                                                               ==============      =============

Basic earnings per common share                                $          .20      $         .16
                                                               ==============      =============

Diluted earnings per common share                              $          .19      $         .15
                                                               ==============      =============

Cash dividends per common share                                $          .06      $          --
                                                               ==============      =============
Basic weighted average number of
     common shares outstanding                                     17,483,148         16,956,909
                                                               ==============      =============

Diluted weighted average number of
     common shares outstanding                                     18,467,080         17,577,611
                                                               ==============      =============


Common shares and per share data adjusted to reflect the three-for-two stock split paid in the form of a 50% stock dividend on March 1, 2004